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                                                                 EXHIBIT 5

                                 WOLFF & SAMSON
                               5 Becker Farm Road
                           Roseland, New Jersey 07068


                                                  February 26, 1998


Daisytek International Corporation
500 North Central Expressway
Plano, Texas  75074

Gentlemen:

     We have acted as counsel to Daisytek International Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement (the "Registration Statement") on Form S-3 relating to the public offering by the Company and a selling stockholder (the "Selling Stockholder") of an aggregate of 3,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Firm Shares") pursuant to an Underwriting Agreement ("Underwriting Agreement") to be entered into among the Company, the Selling Stockholder and SBC Warburg Dillon Read Inc., PaineWebber Incorporated and William Blair & Company, L.L.C. (the "Underwriters"). The offering also involves the grant by the Company and the Selling Stockholder to the Underwriters of an option to purchase an additional 450,000 shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares hereinafter collectively are referred to as the "Shares".

     We have examined copies of the Certificate of Incorporation and By-Laws of the Company, as amended and restated, the Registration Statement, and such other corporate records and documents as we deemed necessary to form the basis of the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     On the basis of such examination, it is our opinion that, subject to (i) the Underwriting Agreement being entered into by the proper parties in substantially the form thereof filed as an exhibit to the Registration Statement or as may be filed as an amendment thereto or under cover of a report on Form 8-K, (ii) the Shares being sold for value as contemplated by the terms of the Underwriting Agreement, (iii) compliance with the pertinent provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; and (iv) compliance with the applicable provisions of the securities or "blue sky" laws of the various states, the Shares to be sold by the Selling Stockholder are, and the Shares to be sold by the Company will be, when certificates therefor have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company, duly and validly issued, fully paid, nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Shares under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                       Very truly yours,

                                                       /s/ WOLFF & SAMSON